Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of NextCure, Inc. is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: August 19, 2025

Simcere Zaiming, Inc.

By:	/s/ Renhong Tang
Name:	Renhong Tang
Title:	Chief Executive Officer

Jiangsu Simcere Zaiming Pharmaceutical Co., Ltd.

By:	/s/ Renhong Tang
Name:	Renhong Tang
Title:	Director and Attorney-in-Fact

Hainan Simcere Zaiming Pharmaceutical Co., Ltd.

By:	/s/ Renhong Tang
Name:	Renhong Tang
Title:	Chief Executive Officer and Chairman of the Board of Directors

Simcere Pharmaceutical Group Limited

By:	/s/ Jinsheng Ren
Name:	Jinsheng Ren
Title:	Chief Executive Officer and Chairman of the Board of Directors

Jinsheng Ren

By:	/s/ Jinsheng Ren
Name:	Jinsheng Ren

Renhong Tang

By:	/s/ Renhong Tang
Name:	Renhong Tang